UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                      FORM 8-K
                                   CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15(D)
                       OF THE SECURITIES EXCHANGE ACT OF 1934


                  DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                    JULY 12, 2000


                             F & M NATIONAL CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                      VIRGINIA
                   (STATE OR OTHER JURISDICTION OF INCORPORATION)

                                      000-05929
                              (COMMISSION FILE NUMBER)

                                     54-0857462
                                (IRS EMPLOYER NUMBER)

                     9 COURT SQUARE, WINCHESTER, VIRGINIA  22601
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

                 REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                    540-665-4200


                                      NO CHANGE
            (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



                                      FORM 8-K
                             F & M National Corporation
                                Winchester, Virginia

ITEM 5. OTHER EVENTS.

The Board of Directors of F&M National Corporation has authorized management to purchase up to 250,000 shares of the Company's common stock on the open market. Mr. Whitt, Chief Executive Officer of F&M, noted that the Board believes that F&M's stock is undervalued and does not take into account the company's success to date and understates the current and long-term value of F&M shares. While F&M's management has not yet determined how many shares it may purchase subject to this authorization and the timing of such purchases, it is anticipated that any repurchased shares will be used primarily for general corporate purposes. At June 30, 2000, F&M had 24,854,026 shares outstanding.

F&M National Corporation is a multi-bank holding company headquartered in Winchester, Virginia, with assets in excess of $3.2 billion and 128 banking offices. F&M operates ten banking affiliates: eight in Virginia which are F&M Bank-Winchester, Winchester, F&M Bank-Massanutten, Harrisonburg, F&M Bank-Richmond, Richmond, F&M Bank-Central Virginia, Charlottesville, F&M Bank-Emporia, Emporia, F&M Bank-Peoples, Warrenton, F&M Bank-Northern Virginia, Fairfax; F&M Bank-Highlands in Covington, in West Virginia, F&M Bank-West Virginia, Ranson; and in Maryland, F&M Bank-Allegiance, Bethesda.

F&M offers insurance and financial services through its subsidiaries, F&M-Shomo & Lineweaver and F&M-J.V. Arthur. F&M also operates F&M Trust Company. F&M's common stock is listed on the New York Stock Exchange under the symbol FMN.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.      None

Pursuant to the filing requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F & M NATIONAL CORPORATION


/s/
By: Alfred B. Whitt, President, Vice Chairman and CFO
DATE:  July 13, 2000